UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 752-6170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2025, Cidara Therapeutics, Inc., a Delaware corporation (the “Company” or “Cidara”), entered into an Agreement and Plan of Merger by and among the Company, Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Parent”) and Caymus Purchaser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) (the “Merger Agreement”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Parent will cause Purchaser to commence a cash tender offer (the “Offer”) no later than December 4, 2025. The Offer will consist of an offer to purchase (i) all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”), at a price of $221.50 per Common Share (the “Common Share Offer Price”) and (ii) all of the outstanding shares of Series A Preferred Stock of the Company, par value $0.0001 per share (the “Series A Shares” and together with the Common Shares, the “Shares”), at a price of $15,505.00 per Series A Share (the “Series A Offer Price”), in each case, in cash, without interest and subject to any applicable withholding of taxes.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, including, among other things, (i) there being validly tendered and not validly withdrawn Common Shares and Series A Shares that, considered together with all other Shares (if any) beneficially owned by Parent or any of its wholly owned subsidiaries (but excluding Shares tendered pursuant to guaranteed delivery procedures, if permitted by the terms of the Offer, that have not yet been “received” by the “depositary”, as such terms are defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), would represent (with respect to such Series A Shares, on an as-converted to Common Share basis) one more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer and (ii) there being received, terminated or expired, as the case may be, any consent, approval or clearance with respect to, or termination or expiration of any applicable mandatory waiting period (and any extension thereof) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Parent’s and Purchaser’s obligations to consummate the Offer are not subject to a condition that any financing be received by Parent or Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

As soon as practicable following consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser will merge with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL.

At the effective time of the Merger (the “Effective Time”), each Common Share then outstanding (other than Common Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent or the Company, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL, or (b) irrevocably accepted for purchase in the Offer) will be converted into the right to receive the Common Share Offer Price (the “Common Share Merger Consideration”), without interest and subject to any applicable withholding of taxes.

At the Effective Time, each Series A Share then outstanding (other than Series A Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent or the Company, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL, or (b) irrevocably accepted for purchase in the Offer) will be converted into the right to receive the Series A Offer Price, without interest and subject to any applicable withholding of taxes.

Each of the Company’s stock options (the “Options”) that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon the occurrence of, the Effective Time. As of the Effective Time, each Option that is then outstanding and unexercised will be cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the total number of Common Shares subject to the fully vested Option immediately prior to the Effective Time, multiplied by (ii) the excess, of (x) the Common Share Merger Consideration over (y) the exercise price payable per Common Share under such Option, subject to any applicable withholding of taxes. Any Option that has an exercise price that equals or exceeds the Common Share Merger Consideration will be cancelled for no consideration.

Each restricted stock unit award (each an “RSU” and together, the “RSUs”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive cash, without interest, in an amount equal to (i) the total number of Common Shares issuable in settlement of such RSU immediately prior to the Effective Time, without regard to vesting, multiplied by (ii) the Common Share Merger Consideration, subject to any applicable withholding of taxes.

Each warrant to purchase Common Shares (the “Company Warrants”) that is outstanding and unexercised as of immediately prior the Effective Time, whether vested or unvested, will be treated as being simultaneously cashless exercised in accordance with the terms and conditions specified in the applicable Company Warrant and subject to any applicable withholding of taxes.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to operate its business and operations in all material respects in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited written alternative acquisition proposal that the board of directors of the Company has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a superior acquisition proposal. The Merger Agreement also requires that the Company’s board of directors recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Board Recommendation”) and not, among other things, (i) withdraw or qualify (or modify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw or qualify (or modify in a manner adverse to Parent or Purchaser), the Board Recommendation, or approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal (any such action in (i), a “Company Adverse Change Recommendation”), or (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any contract (other than an acceptable confidentiality agreement) with respect to any alternative acquisition proposal, or that would require, or reasonably be expected to cause, the Company to abandon, terminate, materially delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions. Notwithstanding these restrictions, the board of directors of the Company is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation (or terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement)) to accept a Superior Proposal or in response to a Change in Circumstance (as defined in the Merger Agreement), subject in each case to certain matching rights in favor of Parent and payment of the termination fee described below in certain circumstances.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including, among others, (i) termination by the Company to accept and enter into a definitive agreement with respect to a Superior Proposal or (ii) termination by Parent due to a Company Adverse Change Recommendation or a failure to reaffirm the Board Recommendation in certain circumstances where Parent is entitled to request such reaffirmation, the Company will be required to pay to Parent a termination fee of an amount in cash equal to $300,563,308.00. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of $462,405,090.00 in the event the Merger Agreement is terminated under certain specified circumstances, including if the Merger Agreement is terminated by (i) Parent or the Company either (A) due to the existence of a permanent legal restraint under any antitrust laws on the consummation of the Transactions, (B) due to the Offer not being consummated by May 13, 2026 (“End Date”) (or such later date as may be extended pursuant to the Merger Agreement) due to failure to receive clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the existence of a legal restraint under any antitrust laws on the consummation of the Transactions , or (ii) the Company, in connection with a breach by Parent or Purchaser of certain covenants and obligations related to obtaining clearance under applicable antitrust laws as contemplated by the Merger Agreement that cannot be cured by the End Date.

The foregoing description of the Merger Agreement and the Transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On November 13, 2025, in connection with the execution of the Merger Agreement, certain stockholders of the Company (collectively, the “Supporting Stockholders”), in each case, in their capacity as a stockholder of the Company, entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to tender their Shares in the tender offer, vote their Shares against any action that is intended or would reasonably be expected to impede or interfere with the Transactions at any annual or special meeting of the stockholders of the Company, or in connection with any action proposed to be taken by written consent of the stockholders of the Company, not to transfer any of their Shares (subject to certain exceptions), to waive and not to exercise any appraisal rights in respect of such Shares that may arise with respect to the Merger and not to commence or join, and to take all actions to opt out of, any class action with respect to claims against Parent, Purchaser, the Company or any of their respective successors, directors or officers relating to the Merger Agreement or the Transactions contemplated thereby. The Support Agreements will terminate upon termination of the Merger Agreement, the Effective Time and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 14, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement as described above. A copy of the press release is attached is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of November 13, 2025, by and among Cidara Therapeutics, Inc., Merck Sharp & Dohme LLC and Caymus Purchaser, Inc.

10.1	Form of Tender and Support Agreement

99.1	Joint press release issued by Merck & Co., Inc. and Cidara Therapeutics, Inc., dated November 14, 2025

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information about the Tender Offer and Where to Find It

The Offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Cidara. The solicitation and the offer to buy securities of Cidara will only be made pursuant to tender offer materials that Parent and Purchaser will file with the SEC. The solicitation of the offer to buy Cidara Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related material that Cidara intends to file with the SEC. Cidara will also file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase and the Solicitation/Recommendation Statement of Cidara on Schedule 14D-9 and related materials with respect to the tender offer and the Merger free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Cidara under the “Investors” section of Cidara’s website at www.cidara.com.

Stockholders and investors are strongly advised to read these documents when they become available, including the Solicitation/Recommendation Statement of Cidara on Schedule 14D-9 and any amendments or supplements thereto, as well as any other documents relating to the Offer and the Merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their Shares into the tender offer because they contain important information, including the terms and conditions of the Offer.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including statements relating to the sale of Cidara and any statements relating to Cidara’s business and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include those relating to the ability to complete and the timing of completion of the transactions contemplated by Merger Agreement including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement, including the time and benefits thereof, and the possibility of any termination of the Merger Agreement, other statements that are not historical facts. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results and the timing of events may differ materially from those anticipated in such forward-looking statements because of risks associated with uncertainties which include, without limitation, risks related to the timing of the tender offer and the subsequent Merger; whether sufficient stockholders of Cidara will tender their Shares in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the tender offer or the Merger; risks associated with acquisitions, such as the risk that the effects of disruption from the transactions of Cidara’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees and business partners; as well as other risks related to Cidara’s businesses detailed in Cidara’s public filings with the SEC from time to time, including most recent Annual Reports on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The reader is cautioned not to unduly rely on these forward-looking statements. Cidara expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: November 14, 2025	By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer

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